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                                                                    EXHIBIT 23.4

               [LETTERHEAD OF MORGAN STANLEY & CO. INCORPORATED]

February 1, 1996

Board of Directors
Puget Sound Power & Light Company
Puget Power Building
10608 N.E. 4th Street
Bellevue, Washington 98009

Re: Joint Proxy Statement of Puget Sound Power & Light Company, Washington
    Energy Company and Washington Natural Gas Company and Registration Statement on Form S-4 of Puget Sound Power & Light Company

Members of the Board of Directors:

     We hereby consent to the references to our Firm's name under the captions "Summary -- The Merger -- Opinions of Financial Advisors," "The
Merger -- Background of the Merger," "The Merger -- Recommendations of the Boards of Directors" and "The Merger -- Opinions of Financial Advisors," and to the inclusion of the opinion letter appearing as Annex D to the Joint Proxy Statement included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/  Robert W. Jones

                                            ------------------------------------
                                            Robert W. Jones
                                            Managing Director